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                                                                     EXHIBIT 5.1
                               November 12, 1997

Applied Micro Circuits Corporation
6290 Sequence Drive
San Diego, California 92121

        REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-37609)
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Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (File No. 333-37609) (the "Registration Statement") filed by you, Applied Micro Circuits
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Corporation, with the Securities and Exchange Commission on October 10, 1997,
and as amended by Amendment No. 1 to the Registration Statement filed October 31, 1997 and as further amended by Amendment No. 3 to the Registration Statement filed November 12, 1997 in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your
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counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

VENTURE LAW GROUP
A Professional Corporation

/s/ Venture Law Group